News

Release

Evans Bancorp, Inc.  One Grimsby Drive Hamburg, NY  14075

IMMEDIATE RELEASE

Evans Bancorp Reports 9.6% Increase in Net Income
for the 2015 Third Quarter

6% rise in net interest income driven by 10% deposit and 7% loan growth

HAMBURG, NY, November 5, 2015 – Evans Bancorp, Inc. (the “Company” or “Evans”) (NYSE MKT: EVBN), a community financial services company serving Western New York since 1920, today reported its results of operations for the third quarter ended September 30, 2015.

HIGHLIGHTS OF THE 2015 THIRD QUARTER

•	Net income increased 9.6% to $2.5 million, or $0.58 per diluted share, from $2.3 million, or $0.54 per diluted share, in the third quarter of 2014
•	Loans increased $45.9 million, or 6.7%, to $731.2 million from September 30, 2014
•	Strong low-cost deposit growth drove total deposit balances to $782.3 million, up $72.5 million, or 10.2%, from the prior-year period
•	Net interest income for the quarter increased 6.0% to $8.1 million, primarily driven by growth in loans and non-interest bearing demand deposits

Net income was $2.5 million, or $0.58 per diluted share, in the third quarter of 2015 up from
$2.3 million, or $0.54 per diluted share, in the third quarter of 2014, primarily due to increased net interest income and a $0.7 million gain from an insurance settlement related to a fire sustained at a branch location. A state-of-the-art branch has since been rebuilt which utilizes interactive customer technology.  Return on average equity was 11.20% for the third quarter of 2015 compared with 10.84% in the third quarter of 2014.  Excluding the insurance settlement, net income would have been $2.1 million, or $0.48 per diluted share for the current quarter.

For the nine months ended September 30, 2015, Evans recorded net income of $6.1 million, or $1.41 per diluted share, compared with net income of $5.9 million, or $1.38 per diluted share, in the same period in 2014, which included a $1.0 million pre-tax litigation expense in the second quarter.

“We continue to grow our business as commercial loans and low cost core deposits were both up measurably in the quarter,” said David J. Nasca, President and CEO of Evans Bank and its holding company.  “We are gaining additional visibility and share throughout the Western New York market as our presence grows, electronic distribution capabilities are enhanced, new products are introduced, and as we  continue to expand our team of seasoned commercial lenders.  Core earnings, however, do not fully reflect the positive effect of our loan and deposit growth on net interest income due to margin pressure and our continued investments in people and technology.”

Net Interest Income

Net interest income was $8.1 million in the third quarter, up $0.5 million from the prior-year period and the trailing second quarter.  Growth in loans and non-interest bearing demand deposits drove the increase over both periods.

Net interest margin of 3.85% decreased 12 basis points from 3.97% in the 2014 third quarter, driven by decreases in the yield of investment securities.   When compared with net interest margin of 3.61% in the trailing second quarter, net interest margin was up 24 basis points, mostly due to interest earned on the payoff of a large non-accrual loan and growth of the loan portfolio.

Evans Bancorp Reports 9.6% increase in Net Income for the Third Quarter of 2015

November 5, 2015

The provision for loan losses was $396 thousand in the 2015 third quarter, up from $326 thousand in the prior-year period due to loan growth, but down $19 thousand from the trailing second quarter of 2015.

Non-Interest Income

Non-interest income was $4.3 million, or 34.3% of total revenue, in the quarter, up $0.7 million, or 21.3%, from the prior-year period.  This increase reflects a $0.7 million gain from an insurance settlement.  Insurance agency revenue of $2.0 million was up $0.1 million, or 4.5%, from the 2014 third quarter, due mostly to increases in financial services and employee benefits revenue. Compared with the trailing second quarter of 2015, total non-interest income increased by $0.7 million primarily due to the insurance settlement gain.

Non-Interest Expense

Total non-interest expense was $8.3 million in the third quarter, an increase of 10.6%, or $0.8 million, from the prior-year period.  Personnel expenses, the largest expense category for the Company, were up $0.5 million, or 9.6%, from last year’s third quarter, and reflect annual merit increases and personnel hires to support the Company’s continued growth.  Professional services were $0.7 million, up
$0.2 million, or nearly 54% year-over-year due mostly to higher legal expenses related to the New York State Attorney General suit that was settled in the quarter.  As a result of the legal settlement, Evans recorded a $175 thousand reversal of a previously established litigation reserve in the quarter.

Compared with the trailing second quarter of 2015, total non-interest expense was up $39 thousand, or 0.5%.  The slight increase reflects higher personnel expenses partially offset by the $175 thousand litigation reserve reversal.

Income tax expense for the quarter was $1.2 million, representing an effective tax rate of 32.6% compared with an effective tax rate of 32.2% in the third quarter of 2014.

Balance Sheet Highlights

Total assets were $920.9 million at September 30, 2015, up 9.5%, or $79.5 million, from the 2014 third quarter and up 1.4%, or $12.3 million, from the trailing 2015 second quarter.  Loans of $731.2 million grew 6.7% from $685.3 million at September 30, 2014 and were up 2.9% from $710.8 million at
June 30, 2015.  The increase over both periods was primarily due to growth in the commercial real estate and commercial and industrial loan portfolios.

Investment securities were $109.4 million at September 30, 2015, up 5.0% from the end of the 2014 third quarter, and flat with the trailing 2015 second quarter.

Total deposits increased $72.5 million, or 10.2%, to $782.3 million at September 30, 2015, from
$709.8 million at the same time last year, and were up $8.1 million, or 1.1%, from the trailing 2015 second quarter-end.  The year-over-year growth was mainly attributable to increases in demand deposits and savings accounts, which increased $17.0 million, or 11.1%, and $69.1 million, or 18.8%, respectively.  In the first quarter of this year, the Bank introduced a new money market account that has been successful in acquiring new customer deposit relationships and providing cross sell opportunities.

Asset Quality

The ratio of non-performing loans to total loans increased to 1.12% at September 30, 2015, from 0.79% at September 30, 2014, though decreased from 1.55% at June 30, 2015.  The decrease from the trailing quarter was due to the payoff of a large non-accrual loan.

Evans Bancorp Reports 9.6% increase in Net Income for the Third Quarter of 2015

November 5, 2015

Net charge offs in the third quarter resulted in a 0.03% ratio of net charge offs to average total loans.  This compares with net recoveries of (0.06%) in the third quarter of 2014, and with net charge offs of 0.05% in the second quarter of 2015.

The ratio of the allowance for loan losses to total loans was 1.84% at September 30, 2015, compared with 1.84% at June 30, 2015, and 1.74% at September 30, 2014.  The coverage ratio was 164.7% at September 30, 2015 compared with 119.2% at the end of the trailing second quarter and 221.7% at the end of the 2014 third quarter.

Capital Management

The Company consistently maintains regulatory capital ratios measurably above the federal “well capitalized” standard, including a Tier 1 leverage ratio of 10.32% at September 30, 2015.  Book value per share continues to grow and was $21.16 at September 30, 2015 compared with $20.80 at June 30, 2015 and $20.04 at September 30, 2014.  Tangible book value per share at September 30, 2015 was $19.25, up 6.3% from the end of the third quarter of 2014 and up 1.9% from the trailing second quarter of 2015.

2015 Outlook

Mr. Nasca concluded, “Margins remain within a narrow band as current rates and the competitive environment are pressuring expansion.  Importantly, the shift we have made in our loan and deposit mix positions us well for margin growth when the rate environment improves. There are many opportunities for us to grow and win additional share in our market on several fronts, including the economic resurgence that continues to gain momentum in Western New York, as well as the prospective changes in the competitive environment.  Our balance sheet remains strong with asset quality and capital ratios at superior levels.  Overall, Evans is on track for another strong year.”

About Evans Bancorp, Inc.

Evans Bancorp, Inc. is a financial holding company and the parent company of Evans Bank, N.A., a commercial bank with $921 million in assets and $782 million in deposits at September 30, 2015.  Evans is a full-service community bank, with 13 branches, providing comprehensive financial services to consumer, business and municipal customers throughout Western New York.  Evans Bancorp's wholly-owned insurance subsidiary, The Evans Agency, LLC, provides property and casualty insurance through seven insurance offices in the Western New York region.  Evans Investment Services provides non-deposit investment products, such as annuities and mutual funds.

Evans Bancorp, Inc. and Evans Bank routinely post news and other important information on their websites, at www.evansbancorp.com and www.evansbank.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future business, revenue and earnings. These statements are not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors that could cause the actual results of Evans Bancorp to differ materially from the results expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include competitive pressures among financial services companies, interest rate trends, general economic conditions, changes in legislation or regulatory requirements, effectiveness at achieving stated goals and strategies, and difficulties in achieving operating efficiencies. These risks and uncertainties are more fully described in Evans Bancorp’s Annual and Quarterly Reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Evans Bancorp undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.

Evans Bancorp Reports 9.6% increase in Net Income for the Third Quarter of 2015

November 5, 2015

For more information contact:
Deborah K. Pawlowski Kei Advisors LLC
Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com

TABLES FOLLOW

Evans Bancorp Reports 9.6% increase in Net Income for the Third Quarter of 2015

November 5, 2015

EVANS BANCORP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)
(in thousands except shares and per share data)

	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
ASSETS
Investment Securities	$ 109,434	$ 109,508	$ 102,289	$ 100,057	$ 104,223
Loans	731,239	710,832	701,738	695,664	685,340
Allowance for loan losses	(13,456)	(13,110)	(12,777)	(12,533)	(11,955)
Goodwill and intangible assets	8,101	8,101	8,101	8,101	8,101
All other assets	85,573	93,216	105,001	55,520	55,643
Total assets	$ 920,891	$ 908,547	$ 904,352	$ 846,809	$ 841,352

LIABILITIES AND STOCKHOLDERS' EQUITY
Demand deposits	170,022	163,862	169,965	158,631	153,065
NOW deposits	79,983	79,266	82,956	72,670	72,343
Regular savings deposits	436,331	431,555	416,317	363,542	367,277
Time deposits	95,967	99,482	111,120	112,792	117,110
Total deposits	782,303	774,165	780,358	707,635	709,795
Borrowings	32,640	32,339	22,003	38,808	34,976
Other liabilities	16,275	13,848	15,290	14,578	12,607
Total stockholders' equity	$ 89,673	$ 88,195	$ 86,701	$ 85,788	$ 83,974

SHARES AND CAPITAL RATIOS
Common shares outstanding	4,238,448	4,239,929	4,230,895	4,203,684	4,190,195
Book value per share	$ 21.16	$ 20.80	$ 20.49	$ 20.41	$ 20.04
Tangible book value per share	$ 19.25	$ 18.89	$ 18.58	$ 18.48	$ 18.11
Tier 1 leverage ratio	10.32%	10.23%	10.81%	10.84%	10.56%
Tier 1 risk-based capital ratio	12.03%	12.63%	13.34%	13.60%	13.42%
Total risk-based capital ratio	13.29%	13.89%	14.54%	14.85%	14.67%

ASSET QUALITY DATA
Total non-performing loans	$ 8,170	$ 10,994	$ 11,803	$ 10,591	$ 5,392
Total net loan (recoveries) charge-offs	50	83	(43)	(5)	(106)

Non-performing loans/Total loans	1.12%	1.55%	1.68%	1.52%	0.79%
Net loan charge-offs/Average loans	0.03%	0.05%	-0.03%	0.00%	-0.06%
Allowance for loans/Total loans	1.84%	1.84%	1.82%	1.80%	1.74%

Evans Bancorp Reports 9.6% increase in Net Income for the Third Quarter of 2015

November 5, 2015

EVANS BANCORP, INC AND SUBSIDIARIES
SELECTED OPERATIONS DATA (UNAUDITED)
(in thousands except share and per share data)

	2015	2015	2015	2014	2014
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Interest income	9,099	8,636	8,456	9,327	8,576
Interest expense	960	988	875	887	899
Net interest income	8,139	7,648	7,581	8,440	7,677
Provision for loan losses	396	415	201	574	326
Net interest income after provision	7,743	7,233	7,380	7,866	7,351

Deposit service charges	455	411	409	432	482
Insurance service and fee revenue	1,972	1,821	1,829	1,526	1,888
Bank-owned life insurance	134	152	137	140	138
Loss on tax credit investment	-	-	-	(2,596)	-
Gain on Insurance Proceeds	734	-	-	-	-
Other income	961	1,092	691	812	1,002
Total non-interest income	4,257	3,476	3,066	314	3,510

Salaries and employee benefits	5,253	5,066	4,794	4,792	4,792
Occupancy	675	697	695	720	720
Repairs and maintenance	230	215	173	186	190
Advertising and public relations	188	231	211	218	146
Professional services	674	670	511	445	438
Technology and communications	354	262	259	304	247
Amortization of intangibles	-	-	-	-	27
FDIC insurance	151	148	147	142	137
Other expenses	755	952	722	1,008	788
Total non-interest expenses	8,280	8,241	7,512	7,815	7,485

Income before income taxes	3,720	2,468	2,934	365	3,376
Income tax provision	1,211	793	1,029	(1,941)	1,086
Net income	2,509	1,675	1,905	2,306	2,290

PER SHARE DATA
Net income per common share-diluted	$ 0.58	$ 0.39	$ 0.44	$ 0.54	$ 0.54
Cash dividends per common share	$ 0.36	$ 0.00	$ 0.36	$ 0.00	$ 0.34
Weighted average number of diluted shares	4,312,275	4,309,688	4,291,676	4,268,069	4,260,759

PERFORMANCE RATIOS
Return on average total assets	1.10%	0.74%	0.89%	1.09%	1.09%
Return on average stockholders' equity	11.20%	7.62%	8.74%	10.79%	10.84%
Efficiency ratio	66.79%	74.08%	70.56%	68.85%	66.67%

Evans Bancorp Reports 9.6% increase in Net Income for the Third Quarter of 2015

November 5, 2015

EVANS BANCORP, INC AND SUBSIDIARIES
SELECTED AVERAGE BALANCES AND YIELDS/RATES (UNAUDITED)
(in thousands)
	2015	2015	2015	2014	2014
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
AVERAGE BALANCES

Loans, net	$ 706,568	$ 691,608	$ 682,653	$ 675,144	$ 666,029
Investment securities	112,339	103,641	100,886	102,106	106,086
Interest bearing deposits at banks	27,501	51,094	6,624	4,582	2,134
Total interest-earning assets	846,407	846,343	790,163	781,832	774,249
Non interest-earning assets	66,103	64,396	64,372	62,961	64,729
Total Assets	$ 912,510	$ 910,739	$ 854,535	$ 844,793	$ 838,978

NOW	78,335	78,979	77,072	70,723	72,337
Regular savings	405,743	398,067	343,523	335,401	342,678
Muni-vest savings	25,384	32,863	26,494	34,091	28,304
Time deposits	97,321	105,051	112,224	119,240	108,580
Total interest-bearing deposits	606,782	614,960	559,313	559,455	551,899
Other borrowings	32,113	31,533	33,852	32,290	35,592
Total interest-bearing liabilities	638,896	646,493	593,165	591,745	587,491

Demand deposits	168,883	162,632	159,388	155,118	155,508
Other non-interest bearing liabilities	15,122	13,665	14,785	12,467	11,465
Stockholders' equity	89,609	87,949	87,197	85,463	84,514

Total Liabilities and Equity	$ 912,510	$ 910,739	$ 854,535	$ 844,793	$ 838,978

YIELD/RATE

Loans, net	4.76%	4.59%	4.58%	5.12%	4.72%
Investment securities	2.42%	2.58%	2.55%	2.66%	2.68%
Interest bearing deposits at banks	0.23%	0.26%	0.06%	0.17%	0.19%
Total interest-earning assets	4.30%	4.08%	4.28%	4.77%	4.43%

NOW	0.40%	0.43%	0.41%	0.44%	0.45%
Regular savings	0.42%	0.39%	0.30%	0.27%	0.27%
Muni-vest savings	0.21%	0.23%	0.21%	0.22%	0.23%
Time deposits	1.27%	1.42%	1.55%	1.58%	1.55%
Total interest-bearing deposits	0.55%	0.56%	0.56%	0.57%	0.55%
Other borrowings	1.64%	1.62%	1.09%	1.16%	1.64%
Total interest-bearing liabilities	0.60%	0.61%	0.59%	0.60%	0.61%

Interest rate spread	3.70%	3.47%	3.69%	4.17%	3.82%
Contribution of interest-free funds	0.15%	0.14%	0.15%	0.15%	0.15%
Net interest margin	3.85%	3.61%	3.84%	4.32%	3.97%